Exhibit 10.16(a)

AGREEMENT

THIS AGREEMENT (“Agreement”), dated October 4, 2011, is made by COMPUCREDIT HOLDINGS CORPORATION (“CompuCredit”), in favor of WELLS FARGO PREFERRED CAPITAL, INC., in its capacity as agent for Lenders (defined below) (“Agent”), an Iowa corporation with offices at 800 Walnut Street, Des Moines, Iowa.

BACKGROUND

A.           Agent, as agent and lender, and certain other financial institutions from time to time a party thereto as lenders (collectively, with Agent, the “Lenders”), are contemporaneously herewith entering into a Loan and Security Agreement dated as of the date hereof (as may be amended, supplemented, modified or otherwise restated from time to time, the “Loan Agreement”), with CARS ACQUISITION LLC, CAR FINANCIAL SERVICES, INC., CAR FUNDING II, INC. and CONSUMER AUTO RECEIVABLES SERVICING, LLC (collectively, the “Borrower”) under which Agent and Lenders have agreed to make loans and advances to Borrower from time to time;

B.           It is a condition precedent to Agent and Lenders entering into the Loan Agreement that CompuCredit shall have executed and delivered to Agent this Agreement.

NOW, THEREFORE, in order to induce Agent and Lenders to enter into the Loan Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, CompuCredit does hereby covenant and agree with Agent and Lenders as follows:

1.           Definitions and Construction.  Reference is hereby made to the Loan Agreement for a statement of the terms thereof.  All terms used in this Agreement which are defined in the Loan Agreement and not defined herein shall have the respective meanings ascribed to such terms in the Loan Agreement.

2.           Agreement.  CompuCredit hereby agrees to indemnify, defend and hold harmless Agent and Lenders from any and all losses, suits, claims, damages, liabilities, deficiencies, judgments, costs or expenses (including, without limitation, reasonable fees and disbursements of attorneys) incurred by any of them as result of a Trigger Event (as defined in Section 22 of this Agreement) other than such loss, damage, cost or expense which has been caused by the gross negligence or willful misconduct of Agent or a Lender (the “Loss Amount”).  For the avoidance of doubt, CompuCredit’s liability to the Agent and Lenders under this Agreement shall not include any loss or deficiency that is independent of or unrelated to any Trigger Event, regardless of whether such loss or deficiency occurred before or after such Trigger Event, including an decrease in or impairment to the value of the Collateral independent of or unrelated to any Trigger Event.  Upon demand for payment by Agent under this Section 2, Agent and CompuCredit agree to negotiate in good faith to agree upon the Loss Amount.  To the extent Agent and CompuCredit cannot agree on the Loss Amount within sixty (60) days following Agent’s demand for payment (or such later date agreed to in writing by Agent and CompuCredit), Agent and CompuCredit agree to promptly submit such dispute to binding arbitration pursuant to Section 21 of this Agreement.

3.           Nature and Term.

(a)           The obligations and liability of CompuCredit under this Agreement shall be independent, absolute, primary and direct, irrevocable and unconditional, regardless of any non-perfection of any collateral security for the Obligations; any lack of validity or enforceability of the Loan Agreement or any Note or any of the Obligations; the voluntary or involuntary liquidation, dissolution, sale or other disposition of all, or substantially all of the assets, marshalling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition with creditors or readjustment of, or other similar proceedings affecting Borrower, CompuCredit or any guarantor of any or all of the Obligations or any of the assets of any of them, or any contest of the validity of this Agreement in any such proceeding; or any law, regulation or decree now or hereafter in effect in any jurisdiction which might in any manner affect any of such terms or provisions or any of the rights of Agent and Lenders with respect thereto or which might cause or permit Borrower or any guarantor of the Obligations to invoke any defense to, or any alteration in the time, amount or manner of payment of any or all of the Obligations or performance of this Agreement.

(b)           The adjudication of bankruptcy of CompuCredit shall not revoke this Agreement.

(c)           This Agreement shall remain in full force and effect until the Obligations and any and all other amounts payable hereunder shall have been paid in full and no further loans or advances are available under the Loan Agreement and the period during which any payment by Borrower or CompuCredit is or may be subject to rescission, avoidance or refund under the Bankruptcy Code (or any similar state statute) shall have expired.

4.           RESERVED.

5.           Rights and Remedies of Agent.  Agent, in its sole discretion, may proceed to exercise any right or remedy which it may have under this Agreement against CompuCredit upon the occurrence of a Trigger Event without first pursuing or exhausting any rights or remedies which it may have against Borrower or against any other Person or any collateral security, and may proceed to exercise any right or remedy which it may have under this Agreement without regard to any actions or omissions of any other Person, in any manner or order, without any obligation to marshal in favor of CompuCredit or other Persons and without releasing CompuCredit’s obligations hereunder with respect to any unpaid Obligations.  No remedy herein conferred upon or reserved to Agent or Lenders are intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement or now or hereafter existing at law or in equity.

6.           Actions Not Affecting this Agreement.  Agent and Lenders, at any time or from time to time, in such manner and upon such terms as it may deem proper, may extend or change the time of payment or the manner or place of payment of, or otherwise modify or waive any of the terms of, or release, exchange, settle or compromise any or all of the Obligations or any collateral security therefor, or subordinate payment of the same, or any part thereof, to the payment of any other indebtedness, liabilities or obligations of Borrower which may at any time be due or owing to Agent and Lenders, or elect not to enforce any of Agent’s or Lenders’ rights with respect to any or all of the Obligations or any collateral security therefor, all without notice to, or further assent of CompuCredit and without releasing or affecting CompuCredit’s obligations hereunder.

7.           Payments.  All payments by CompuCredit hereunder shall be made in immediately available funds and in lawful money of the United States of America to Agent at its office at 800 Walnut Street, Des Moines, Iowa 50309, or at such other location as Agent shall specify by notice to CompuCredit.  All payments by CompuCredit under this Agreement shall be made by CompuCredit solely from CompuCredit’s own funds and not from any funds of Borrower.

8.           Modifications and Waivers.  No failure or delay on the part of Agent in exercising any power or right under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power preclude any other or further exercise thereof or the exercise of any other right or power under this Agreement.  No modification or waiver of any provision of this Agreement nor consent to any departure therefrom shall, in any event, be effective unless the same is in writing signed by Agent and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  No notice to, or demand on CompuCredit, in any case, shall entitle CompuCredit to any other or further notice or demand in similar or other circumstances.

9.           CompuCredit’s Waiver.  CompuCredit hereby waives promptness, diligence, presentment, demand, notice of acceptance and any other notice with respect to any of the Obligations.

10.           Subordination of Subrogation.  CompuCredit hereby expressly agrees that it shall not exercise against Borrower or any other Person (a) any right which CompuCredit may now have or hereafter acquire by way of subrogation under this Agreement, by law or otherwise or by way of reimbursement, indemnity, exoneration, or contribution; (b) any right to assert defenses as the primary obligor of the Obligations; (c) any other claim which it now has or may hereafter acquire against Borrower or any other person or against or with respect to Borrower’s property (including, without limitation, any property which has been pledged to secure the Obligations); or (d) any right to enforce any remedy which CompuCredit may now have or hereafter acquire against Borrower or any other Person; in any case, whether any of the foregoing claims, remedies and rights may arise in equity, under contract, by payment, statute, common law or otherwise until all Obligations have been indefeasibly paid in full.  If in violation of the foregoing any amount shall be paid to CompuCredit on account of any such rights at any time, such amount shall be held in trust for the benefit of Agent, for the benefit of Lenders, and shall forthwith be paid to Agent to be credited and applied against the Obligations, whether matured or unmatured, in accordance with the terms of the Notes and the Loan Agreement.

11.           No Setoff.  No setoff, counterclaim, deduction, reduction, or diminution of any obligation, or any defense of any kind or nature which CompuCredit has or may have against Borrower or Agent or Lenders shall be available hereunder to CompuCredit.

12.           Representations and Warranties.  CompuCredit hereby represents and warrants as follows:

(a)           This Agreement has been duly executed and delivered by CompuCredit and constitutes his lawful, binding and legally enforceable obligation.

(b)           There is no pending or threatened action or proceeding affecting CompuCredit before any court, governmental agency or arbitrator which may materially adversely affect the financial condition of CompuCredit.

13.           Covenants.  CompuCredit covenants and agrees that, so long as any part of the Obligations shall remain unpaid:

(a)           CompuCredit shall furnish Agent, in accordance with Section 6.2 of the Loan Agreement, annual financial statements for CompuCredit.

(b)           CompuCredit shall prepare and timely file all federal, state, and local tax returns required to be filed by CompuCredit.

14.           Addresses for Notices.  All requests, consents, notices and other communications required or permitted hereunder or in connection herewith shall be deemed satisfactorily given if in writing and delivered personally or by registered or certified mail, postage pre-paid, by reliable overnight courier, or by telecopier to the parties at their respective addresses set forth below or at such other address as may be given by any party to the other in writing in accordance with this Section 14:

If to CompuCredit:	CompuCredit Holdings Corp.
Five Concourse Parkway, Suite 400
Atlanta, Georgia 30328
Attn: Rohit Kirpalani, General Counsel
Facsimile: (770) 870-5110

If to Borrower:                                           CAR Financial Services, Inc.
Five Concourse Parkway, Suite 400
Atlanta, Georgia 30328
Attn: Mr. Rick Potter, President and Chief Executive Officer
Facsimile: (678)-593-1385

With a copy to:                                                      CompuCredit Holdings Corp.
Five Concourse Parkway, Suite 400
Atlanta, Georgia 30328
Attn: Rohit Kirpalani, General Counsel
Facsimile: (770) 870-5110

If to Agent:                                Wells Fargo Preferred Capital, Inc.
800 Walnut Street
Des Moines, Iowa 50309
       Attn: Mr. Casey P. Johnson, Senior Vice President
Facsimile: (515) 557-5035

15.           Continuing Agreement; Transfer of Notes.  This Agreement shall (a) remain in full force and effect until the Obligations shall have been paid in full and the period during which any payment by Borrower or CompuCredit is or may be subject to avoidance or refund under the United States Bankruptcy Code (or any similar statute) shall have expired, (b) be binding upon CompuCredit and its successors and assigns, and (c) inure to the benefit of, and be enforceable by Agent, Lenders and their successors, transferees and assigns.  Without limiting the generality of the foregoing clause (c), Lenders may endorse, assign or otherwise transfer the Notes to any other Person and such other Person shall thereupon become vested with all the rights in respect thereof granted to Agent herein or otherwise.

16.           Entire Agreement.  This Agreement constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

17.           Severability.

(a)           The invalidity or unenforceability of any one or more portions of this Agreement shall not affect the validity or enforceability of the remaining portions of this Agreement.

(b)           CompuCredit and Agent agree that in an action or proceeding involving any state or federal Bankruptcy, insolvency or other law affecting the rights of creditors generally:

(i)           If any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision in this Agreement in any jurisdiction.

(ii)           If the agreements hereunder by CompuCredit would be held or determined to be void, invalid or unenforceable on account of the amount of its aggregate liability under this Agreement, then, notwithstanding any other provision of this Agreement to the contrary, the aggregate amount of such liability shall, without any further action by CompuCredit, Agent or any other person, be automatically limited and reduced to the highest amount which is valid and enforceable as determined in such action or proceeding.

18.           Counterparts.  This Agreement may be executed by CompuCredit in several separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument. Signature by facsimile or electronic transmission shall bind the parties hereto.

19.           Governing Law.  This Agreement shall be deemed to be a contract under the laws of the State of Iowa and for all purposes, together with all matters arising hereunder or related hereto, shall be governed by and construed in accordance with such laws.

20.           Arbitration.

(a)           Any arbitration proceeding will (i) proceed in a location in Iowa selected by the American Arbitration Association (“AAA”); (ii) be governed by the Federal Arbitration Act (Title 9 of the United States Code), notwithstanding any conflicting choice of law provision in any of the documents between the parties; and (iii) be conducted by the AAA, or such other administrator as the parties shall mutually agree upon, in accordance with the AAA’s commercial dispute resolution procedures, unless the claim or counterclaim is at least $1,000,000 exclusive of claimed interest, arbitration fees and costs in which case the arbitration shall be conducted in accordance with the AAA’s optional procedures for large, complex commercial disputes (the commercial dispute resolution procedures or the optional procedures for large, complex commercial disputes to be referred to herein, as applicable, as the “Rules”).  If there is any inconsistency between the terms hereof and the Rules, the terms and procedures set forth herein shall control.  Any party who fails or refuses to submit to arbitration as required by this Agreement shall bear all costs and expenses incurred by such other party in compelling arbitration of any dispute.  Nothing contained herein shall be deemed to be a waiver by any party that is a bank of the protections afforded to it under 12 U.S.C. §91 or any similar applicable state law.

(b)           The arbitration requirement does not limit the right of Agent to (i) exercise any rights and remedies against Borrowers, the Collateral or any Person guarantying the Obligations; (ii) exercise self-help remedies relating to Collateral or proceeds of Collateral such as setoff or repossession; or (iii) obtain provisional or ancillary remedies such as replevin, injunctive relief, attachment or the appointment of a receiver, before during or after the pendency of any arbitration proceeding.

(c)           Any arbitration proceeding in which the amount in controversy is $5,000,000 or less will be decided by a single arbitrator selected according to the Rules, and who shall not render an award of greater than $5,000,000.  Any dispute in which the amount in controversy exceeds $5,000,000 shall be decided by majority vote of a panel of three arbitrators; provided however, that all three arbitrators must actively participate in all hearings and deliberations.  The arbitrator will be a neutral attorney licensed in the State of Iowa or a neutral retired judge of the state or federal judiciary of Iowa, in either case with a minimum of ten years experience in the substantive law applicable to the subject matter of the dispute to be arbitrated.  The arbitrator will determine whether or not an issue is arbitratable and will give effect to the statutes of limitation in determining any claim.  In any arbitration proceeding the arbitrator will decide (by documents only or with a hearing at the arbitrator’s discretion) any pre-hearing motions which are similar to motions to dismiss for failure to state a claim or motions for summary adjudication.  The arbitrator shall resolve all disputes in accordance with the substantive law of Iowa and may grant any remedy or relief that a court of such state could order or grant within the scope hereof and such ancillary relief as is necessary to make effective any award.  The arbitrator shall also have the power to impose sanctions and to take such other action as the arbitrator deems necessary to the same extent a judge could pursuant to the Federal Rules of Civil Procedure, the Iowa Rules of Civil Procedure or other applicable law.  Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction.

(d)           In any arbitration proceeding, discovery will be permitted in accordance with the Rules.  All discovery shall be expressly limited to matters directly relevant to the dispute being arbitrated and must be completed no later than 20 days before the hearing date.  Any requests for an extension of the discovery periods, or any discovery disputes, will be subject to final determination by the arbitrator upon a showing that the request for discovery is essential for the party's presentation and that no alternative means for obtaining information is available.

(f)           No party hereto shall be entitled to join or consolidate disputes by or against others in any arbitration or to include in any arbitration any dispute as a representative or member of a class, or to act in any arbitration in the interest of the general public or in a private attorney general capacity.

(g)           To the extent that the arbitrator has determined that:

(i)           CompuCredit is obligated to Agent and Lenders pursuant to Section 2 of this Agreement in an amount equal to or greater than fifty percent (50%) of the amount demanded by Agent and Lenders upon commencement of the arbitration proceeding, CompuCredit shall be responsible for all costs and expenses of the arbitration proceeding, including all costs and expenses incurred by Agent and Lenders in connection with the arbitration proceeding (other than attorneys’ fees and disbursements).

(ii)           CompuCredit is not obligated to Agent and Lenders pursuant to Section 2 of this Agreement in an amount less than fifty percent (50%) of the amount demanded by Agent and Lenders upon commencement of the arbitration proceeding, Lenders shall be responsible for all costs and expenses of the arbitration proceeding, including all costs and expenses incurred by CompuCredit in connection with the arbitration proceeding (other than attorneys’ fees and disbursements).

Notwithstanding the foregoing and regardless of the determination of the arbitrator, CompuCredit, Agent and Lenders shall each be responsible for the attorneys’ fees and disbursements of their respective counsel in connection with the arbitration proceeding.

                (h)          To the maximum extent practicable, the AAA, the arbitrators and the parties shall take all action required to conclude any arbitration proceeding within 180 days of the filing of the dispute with the AAA.  No arbitrator or other party to an arbitration proceeding may disclose the existence, content or results thereof, except for disclosures of information by a party required in the ordinary course of its business or by applicable law or regulation.  This arbitration provision shall survive termination, amendment or expiration of any of this Agreement or any relationship between the parties.

21. Acknowledgement of Receipt.  CompuCredit acknowledges receipt of a copy of this Agreement, each Credit Document and each other document and agreement executed by the Borrower in connection with the Obligations.

22. Trigger Events.  For purposes hereof, each of the following shall constitute a trigger event (each a “Trigger Event”): (a) any Borrower, any employee of any Borrower at the direction of an officer or director of any Borrower or any officer or director of any Borrower commits a fraudulent or criminal act in their dealings with Agent and/or any Lender, (b) any Borrower, any employee of any Borrower at the direction of an officer or director of any Borrower or any officer or director of any Borrower knowingly and intentionally makes a material misrepresentation or fails to disclose a material fact to Agent which would in either case reflect a material adverse change in the business, operations, Receivables or financial condition of any Borrower, (c) any Borrower, any employee of any Borrower at the direction of an officer or director of any Borrower or any officer or director of any Borrower knowingly and intentionally impedes or interferes with Agent in a material manner in connection with the enforcement of Agent’s security interest in and Lien upon the Receivables and Books and Records relating thereto, (d) any Borrower knowingly and intentionally fails to comply in any material respect with any provision contained in Article 7 of the Loan Agreement, or (e) any Borrower, any employee of any Borrower at the direction of an officer or director of any Borrower or any officer or director of any Borrower misapplies (in contravention of the Credit Documents), misappropriates or converts any proceeds of Receivables (including Collections).

SIGNATURE ON FOLLOWING PAGE

Dated the date and year first set forth above

IMPORTANT:  READ BEFORE SIGNING.  THE TERMS OF THIS AGREEMENT SHOULD BE READ CAREFULLY BECAUSE ONLY THOSE TERMS IN WRITING ARE ENFORCEABLE.  NO OTHER TERMS OR ORAL PROMISES NOT CONTAINED IN THIS WRITTEN CONTRACT MAY BE LEGALLY ENFORCED.  YOU MAY CHANGE THE TERMS OF THIS AGREEMENT ONLY BY ANOTHER WRITTEN AGREEMENT.

COMPUCREDIT HOLDINGS CORPORATION

By:           /s/J Paul Whitehead, III
Name:           J Paul Whitehead, III
Title:           Chief Financial Officer